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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the incorporation by reference in this Registration Statement on Form S-4 and related Prospectus of Waste Management, Inc. of our report dated August 19, 1996, with respect to the combined financial statements of Allied Environmental Services, Inc., Allied Environmental Services West, Inc., Allied Mid-Atlantic, Inc. and Allied Waste Management, Inc. included in Eastern Environmental Services, Inc.'s Current Report on Form 8-K dated July 2, 1996 (as amended on Form 8-K/A dated September 16, 1996, May 13, 1997, June 6, 1997 and July 10, 1997) filed with the Securities and Exchange Commission.

                                              /s/ B.J. Klinger & Co., P.C.
                                              ---------------------------------
                                              B.J. Klinger & Co., P.C.

Great Neck, New York
September 22, 1998